EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 9, 2003



                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)




     Philippines                     1-12995                  Not Applicable
 ------------------------------------------------------------------------------
 (State or other jurisdiction     (Commission                 (IRS Employer
     of incorporation)            File Number)              Identification No.)




                24th Floor, 6750 Building, Ayala Avenue, Makati,
                     Metro Manila Philippines Not Applicable
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (632) 892-0276


                                       N/A
                   (Former name or former address, if changed
                               since last report.)

ITEM 5.  OTHER EVENTS.


     CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") reported today that it and the Philippines National Irrigation Administration ("NIA") have executed an agreement settling the International Chamber of Commerce arbitration case initiated by CE Casecnan in August 2002 to enforce a provision in the Amended and Restated Project Agreement ("Project Agreement") between CE Casecnan and the NIA. In addition to providing for certain amendments to the Project Agreement, the settlement, if it becomes effective, will result in the dismissal with prejudice of all claims by CE Casecnan and counterclaims by NIA in the arbitration. The settlement agreement will terminate on October 15, 2003 if certain closing conditions are not satisfied. CE Casecnan believes the settlement could not reasonably be expected to have a Material Adverse Effect (as defined in the CE Casecnan Trust Indenture ("Indenture") dated as of November 27, 1995) and the Independent Engineer has provided a certificate addressed to the trustee under the Indenture to similar effect.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

None

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CE Casecnan Water and Energy Company, Inc.



Date:  October 9, 2003                By:    /s/  Paul J. Leighton
                                      ----------------------------------------
                                                  Paul J. Leighton
                                                  Assistant Secretary